UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 4, 2007

TERRESTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road, 9th Floor

Reston, VA	20190
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: 703-483-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

TerreStar Corporation (TSTR), formerly Motient Corporation, and its majority owned subsidiary TerreStar Networks Inc. today announced that Neil Hazard, CFO, and Robert B. Siegel, EVP, Finance & Corporate Development, will be presenting at the Bank of America 2007 Credit Conference on Tuesday, December 4, 2007, at 8:50 AM Eastern Time, Orlando, FL.

The presentation will be available prior to the conference on the Investor Relations page of the TerreStar Corporation Web site -- http://www.terrestarcorp.com. Additionally, Bank of America will provide a live audio webcast of the presentation at http://www.veracast.com/webcasts/bas/credit07/id79201254.cfm.

Attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) is a copy of the slide presentation used by TerreStar at the conference.

This information is being furnished pursuant to Item 7.01 of this Report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by TerreStar under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Report will not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to Regulation FD.

Please refer to page 2 of Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

99.1	Presentation dated December 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
General Counsel and Secretary

Date: December 4, 2007